UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2012

Crumbs Bake Shop, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35220	27-1215274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West 40th Street, Suite 2100, New York, NY 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 221-7105

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 23, 2012, Crumbs Bake Shop, Inc. (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of the previously reported appointment of Stephen Z. Fass to its Board of Directors (the “Board”), the Nasdaq staff has determined the Company has regained compliance with the independent director requirements for continued listing on Nasdaq. As previously reported on the Company’s Current Report on Form 8-K filed November 16, 2011, the Company had become noncompliant with the Nasdaq independent director requirements for continued listing upon the appointment of Julian R. Geiger, an independent director, as President and CEO of the Company. Nasdaq had notified the Company that it had until the earlier of the next annual shareholders’ meeting or November 14, 2012 to become compliant with such requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2012	CRUMBS BAKE SHOP, INC.

	By:	/s/ John D. Ireland
Name: John D. Ireland
Title: Senior Vice President and Chief Financial Officer